Exhibit 99.2

Pareteum Announces Exercise of Underwriter's Option to Purchase Additional Shares

NEW YORK, NEW YORK, December 1, 2017 - Pareteum Corporation (NYSE American: TEUM), (“Pareteum” or the “Company”), today announced that Dawson James Securities Inc., the underwriter of its November 2017 underwritten public offering has exercised its option to purchase an additional 1,431,421 shares of common stock for additional net proceeds of $1,204,970.20. The issuance of the additional shares closed on Thursday, December 1, 2017.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pareteum Corporation

The mission of Pareteum Corporation (NYSE American: TEUM) is to connect “every person and everything.” Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. By harnessing the value of communications, Pareteum serves retail, enterprise and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain, and the Netherlands. For more information, please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Pareteum Investor Relations Contact:
Ted O’Donnell
Chief Financial Officer
(212) 984-1096
InvestorRelations@pareteum.com